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                                                                    EXHIBIT 23.2

     We consent to the reference to our firm under the caption "Experts" and to the use of (i) our report dated April 12, 2002, with respect to the Arch Coal, Inc. Contributed Properties financial statements and (ii) our reports dated April 16, 2002 with respect to the balance sheets of Natural Resource Partners L.P., NRP (GP) LP and GP Natural Resource Partners LLC, in the Registration Statement and related prospectus of Natural Resource Partners L.P. dated April 19, 2002.

                                          /s/ Ernst & Young LLP

St. Louis, Missouri
April 18, 2002